Exhibit 10.92

Loan No. 1006987

ADDITIONAL ADVANCE AND MODIFICATION AGREEMENT

THIS ADDITIONAL ADVANCE AND MODIFICATION AGREEMENT (“Agreement”) dated April 15, 2013, is made and entered into by and among KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company (“Borrower”), the “Lenders” from time to time a party to the Loan Agreement referenced below (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as contractual representative of the Lenders (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.

Pursuant to the terms of a Loan Agreement between Borrower, Administrative Agent and Lenders, dated March 27, 2012, as modified by that certain letter dated March 15, 2013 and that certain letter dated April 10, 2013 (the “Loan Agreement”), Lenders made a loan to Borrower in the principal amount of up to $60,250,000 (the “Original Loan”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.

The Original Loan is evidenced by that certain promissory note in the aggregate principal amount of the Original Loan (the “Original Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents”. The Original Note is secured by, among other things, that certain Deed of Trust recorded as a first priority lien on the Property (the “Original Deed of Trust”).

C.	As of the date hereof, the commitment of the Loan is Fifty-Eight Million Seven Hundred Thousand Dollars ($58,700,000), of which $56,600,000 is outstanding and $2,100,000 remains undisbursed.

D.

Borrower has now requested an additional advance of $16,300,000.00 (the “Additional Advance”), which Additional Advance will be used for the general limited liability company purposes of Borrower, including, without limitation, a return of equity to the direct and indirect owners of Borrower, and for any other lawful purposes, in Borrower’s sole and absolute discretion. Lenders are willing to make the Additional Advance, subject to the terms hereof.

E.

The Original Note, the New Note (as defined below), the Original Deed of Trust, the New Deed of Trust (as defined below), the Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents,” together with all modifications and amendments thereto and any documents required hereunder, are collectively referred to herein as “Loan Documents”.

THEREFORE, Borrower and Lender agree as follows:

1.	CONDITIONS PRECEDENT. The following are conditions precedent to Lender’s obligations under this Agreement:

1.1

The issuance by Commonwealth Land Title Insurance Company (the “Title Company”) of (a) a T-38 Endorsement to Title Policy No. L1017002769 (the “Original Policy”) insuring Administrative Agent that the Title Company will not deny coverage under the Original Policy as a result of the execution of this Agreement and the execution and recordation of the Memorandum of Additional Advance and Modification Agreement and Amendment of Deed of Trust executed by Borrower and Administrative Agent and dated the date hereof (the “Deed of Trust Amendment”), and (b) a TLTA Form T-2 Lender’s Policy of Insurance, insuring the lien of the New Deed of Trust (defined below), in the amount of the Additional Advance, as a second and valid lien upon the Property, subject only to such exceptions as have been approved by Administrative Agent in writing;

1.2

Receipt and approval by Administrative Agent of the executed originals of this Agreement, the Second Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower, as “Grantor”, in favor of Administrative Agent, for the benefit of Lender, as “Beneficiary” (the “New Deed of Trust”), that certain promissory note in the aggregate amount of the Additional Advance (the “New Note”), the Deed of Trust Amendment, the supplemental fee letter, executed by Borrower and Wells Fargo (the “Supplemental Fee Letter”), and any and all other documents and agreements which are required pursuant to this Agreement or which Administrative Agent has requested pursuant to the Loan Documents, in form and content reasonably acceptable to Administrative Agent (this Agreement, the Supplemental Fee Letter, the New

Loan No. 1006987

Deed of Trust, the Deed of Trust Amendment and the New Note shall collectively hereinafter be referred to as the “Loan Modification Documents”);

1.3

Receipt and approval by Administrative Agent of resolutions from the Borrower, in form and substance reasonably satisfactory to Administrative Agent, authorizing the execution, delivery and performance of the Loan Modification Documents to which Borrower is a party and the transactions contemplated thereby.

1.4

Receipt and approval by Administrative Agent of an opinion of counsel to Borrower confirming Borrower’s authority to enter into this Agreement and the other documents contemplated herein and to perform its obligations under the Loan Modification Documents;

1.5	Recordation in the Official Records of the County where the Property is located of the New Deed of Trust and the Deed of Trust Amendment;

1.6

Borrower’s reimbursement to Administrative Agent of Administrative Agent’s reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or independent contractors;

1.7

The representations and warranties contained herein are true and correct in all material respects on and as of the date hereof as such representations and warranties apply to Borrower (except to the extent that any such representations and warranties expressly relate to an earlier date);

1.8	The payment to Wells Fargo of any and all fees due and payable in accordance with the Supplemental Fee Letter.

2.

REPRESENTATIONS AND WARRANTIES.   Borrower hereby represents and warrants that no Default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time or both, under any of the Loan Documents; and all representations and warranties of Borrower in this Agreement are true and correct and shall survive the execution of this Agreement.

3.

ADDITIONAL ADVANCE. Subject to the terms and conditions of this Agreement, Lenders hereby grant to Borrower and Borrower hereby accepts an additional advance in the principal sum of Sixteen Million Three Hundred Thousand Dollars ($16,300,000.00). The Additional Advance shall be evidence by the New Note and secured by the New Deed of Trust. Upon satisfaction of the conditions precedent in Section 1 above, the Additional Advance, together with the $2,100,000 of undisbursed proceeds under the Original Note (i.e., the aggregate amount of $18,400,000) shall be disbursed to Borrower.

4.

CONSOLIDATION. The indebtedness evidenced by the Original Note and the Additional Advance are hereby consolidated so as to constitute a single indebtedness of Borrower to Administrative Agent in the aggregate principal amount of Seventy-Five Million and 00/100ths Dollars ($75,000,000.00) (the “Aggregate Loan”). Except as provided in this Agreement, all references to the Loan in the Loan Documents are hereby amended to mean the Aggregate Loan.

5.	CONFIRMATION OF REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

5.1

Borrower has the requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder and under the Loan Modification Documents. The execution, delivery and performance of this Agreement by Borrower and the performance of its obligations under this Agreement and any other Loan Modification Documents have been duly authorized by the members of Borrower and no other limited liability company proceedings on the part of Borrower are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement or any other Loan Modification Documents except for such as have been obtained or effected and true and correct copies of which have been delivered to Administrative Agent. This Agreement has been duly executed and delivered by Borrower. This Agreement and any other Loan

Loan No. 1006987

Modification Documents constitute the legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

5.2

The representations and warranties set forth in the Loan Agreement are true and correct in all material respects on and as of the date hereof as such representations and warranties apply to Borrower (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

6.

FURTHER ASSURANCES.  At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Agreement.

7.	MODIFICATION OF LOAN AGREEMENT. The Loan Agreement is hereby supplemented and modified as follows:

7.1

The following definitions, as applicable, either amend or replace the corresponding defined terms in the Loan Agreement, or if such terms are not defined in the Loan Agreement, are hereby added to the Loan Agreement:

(a)

“Acceptable Counterparty” means Wells Fargo (or its successors and assigns) or any counterparty to a Swap Agreement that has a long-term unsecured debt rating of at least “AA” by S&P and “Aa2” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk.

(b)	“Aggregate Commitment” means, the sum of each Lender’s Commitment Amount, initially totaling $75,000,000, and subject to reduction in accordance with the terms of this Agreement.

(c)

“Allocated Share” means at any time, and from time to time, an amount expressed as a percentage that is calculated by dividing the cost basis of the Property by the cost basis of all real property owned directly or indirectly by KBS REIT or KBS Limited Partnership III.

(d)	“Cash Flow Sweep” shall have the meaning given to such term in Section 8.1.

(e)	“Cash Flow Collateral Account” shall have the meaning given to such term in Section 8.1.

(f)	“Cash Flow Sweep Commencement Date” shall have the meaning given to such term in Section 8.1.

(g)

“Closing Swap Agreement” means a Swap Agreement with an Acceptable Counterparty with a notional amount of not less than seventy-five percent (75%) of the Aggregate Commitment, a term expiring not sooner than March 27, 2017 and a fixed or maximum rate acceptable to Administrative Agent.

(h)

“Deed of Trust” means, individually or collectively, as the context requires, the Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower in favor of Administrative Agent, for the benefit of Lenders, and dated March 27, 2012, as amended by the First Amendment to Deed of Trust executed by Borrower and Administrative Agent and dated the date hereof, as the same may be further amended, supplemented, replaced or modified from time to time, and the Second Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower in favor of Administrative Agent, for the benefit of Lenders, and dated April 15, 2013, as the same may be amended, supplemented, replaced or modified from time to time.

(i)

“Free Cash Flow” means, for a particular period, Gross Operating Income for such period minus (a) debt service on the Loan for such period, (b) any Permitted Operating Expenses actually incurred for such period, (c) the REIT Operating Expense, (d) accrued liability for taxes and insurance for such period and (e) any other expenses relating to the Property actually incurred for such period, provided

Loan No. 1006987

such expenses are approved, in advance, by Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

(j)	“KBS Limited Partnership III” means KBS Limited Partnership III, a Delaware limited partnership.

(k)	“Loan” means the cumulative principal amount of up to Seventy-Five Million Dollars ($75,000,000).

(l)	“Loan Constant” means a fraction, expressed as a percentage, determined by dividing the Net Operating Income of the Property by the Aggregate Commitment at the time of determination.

(m)	“Maturity Date” means March 27, 2018.

(n)	“Minimum Loan Constant” shall have the meaning given to such term in Section 8.1.

(o)	“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

(p)

“Note” or “Notes” – means, individually or collectively, (i) the Secured Promissory Note, dated March 27, 2012, in the original principal amount of $60,250,000, executed by Borrower and payable to the order of Wells Fargo (the “Original Note”), and (ii) that certain Second Secured Promissory Note executed by Borrower and payable to the order of Wells Fargo, dated April 15, 2013, in the original principal amount of $16,300,000, as each of the same may be amended, supplemented, replaced or modified from time to time (the “Additional Advance Note”), together with such other replacement notes as may be issued from time to time pursuant to Section 13.13.

(q)

“Permitted Operating Expenses” – shall mean the following expenses to the extent that such expenses are reasonable in amount and customary for properties of the same type as the Property: (i) taxes and assessments imposed upon the Property to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake and terrorism coverage) and liability insurance carried in connection with the Property to the extent that such premiums are actually paid or reserved for by Borrower, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property; and (iv) operating expenses and capital expenditures incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property in the ordinary course. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation.

(r)

“REIT Operating Expenses” means the Allocated Share of all actual costs, expenses and/or amounts incurred by, or payable or reimbursable by, KBS REIT or KBS Limited Partnership III for any of the following: (a) charges and fees charged by banks, audit fees, tax preparation fees, legal fees, transfer agent fees, accounting consulting fees related to emerging technical pronouncements, tax consulting fees relating to Real Estate Investment Trust issues, due diligence costs and fees arising from state and local taxes, fees and expenses incurred in connection with annual corporate filings, and local, state and federal income taxes, and (b) professional fees related to corporate structuring and/or filings, consulting fees and filing fees arising from SEC reporting requirements including, without limitation, 10K filings, 10Q filings, and 8K filings, consulting fees and other fees and costs related to Sarbanes- Oxley 404, Dodd-Frank Wall Street Reform and Consumer Protection Act or any other similar compliance requirements.

(s)	“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

7.2	The following definitions from the Loan Agreement are hereby deleted in their entirety:

(a)	Domain Gateway/Las Cimas Release Payment

(b)	Leasing Holdback

Loan No. 1006987

(c)	Other Borrowers

(d)	Other Loan

7.3	Section 2.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

(a)

Loan. By and subject to the terms of this Agreement, Administrative Agent and Lenders have agreed to make a loan to Borrower in the aggregate principal sum of up to Seventy-Five Million Dollars ($75,000,000), which Loan shall be evidenced by the Notes. Each Note shall be secured, in part, by the applicable Deed of Trust encumbering the Property. The Loan may not be repaid and reborrowed.

7.4	Section 2.2. The second sentence of Section 2.2 of the Loan Agreement is hereby deleted and replaced in its entirety with the following.

(a)

Additionally, Borrower shall pay to Administrative Agent for Administrative Agent’s sole benefit certain other fees, each in the amount and at the times as set forth in separate letter agreements between Borrower and Administrate Agent dated (a) March 27, 2012 and (b) April 15, 2013 (the “Fee Letter”).

7.5	The following is inserted as Section 2.6 of the Loan Agreement (previously marked as “Intentionally Deleted”):

Application of Payments. Any principal payments made under the Loan shall be first applied in reduction of the outstanding principal amount of the Additional Advance Note and then to the outstanding principal amount of the Original Note.

7.6	Section 2.8(d)(i). The last sentence of Section 2.8(d)(i) of the Loan Agreement is hereby deleted in its entirety.

7.7	Section 2.9 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan Documents, Administrative Agent shall issue a full reconveyance of the Property from the lien of the Deed of Trust; provided, that Administrative Agent, for the benefit of Lenders, shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyances, the payment in full of all Secured Obligations (as defined in the Deed of Trust), and any sums then due and payable under the Loan Documents. Lenders’ obligations to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release(s) or reconveyance(s), and any commitment of Lenders to lend any undisbursed portion of the Loan shall be canceled.

7.8	Section 2.10 of the Loan Agreement is hereby deleted in its entirety.

7.9	Section 3.5 of the Loan Agreement is hereby deleted in its entirety.

7.10	Article 8 is hereby added to the Loan Agreement, as follows:

ARTICLE 8

LOAN CONSTANT COMPLIANCE

8.1

Loan Constant Coverage. In the event that any Borrower’s Certificate delivered in accordance with Section 10.1(c) with respect to any Fiscal Quarter ending on or after June 30, 2013 indicates that the Net Operating Income from the Property at the end of the previous Fiscal Quarter yields a Loan Constant of less than nine and one-half percent (9.5%) (the “Minimum Loan Constant”), then commencing on the date on which a Borrower’s Certificate evidences Borrower’s failure to satisfy the Minimum Loan Constant (or, if Borrower fails to timely deliver a Borrower’s Certificate, then commencing on the date on which such

Loan No. 1006987

Borrower’s Certificate is due) (the “Cash Flow Sweep Commencement Date”), Borrower shall be required to deliver some or all of the Free Cash Flow from the Property (as provided in this Section 8.1 below) to Administrative Agent (the “Cash Flow Sweep”); provided, that such Free Cash Flow shall be delivered by Borrower to Administrative Agent only one time per month (with such delivery to be made within ten (10) days after the end of the month on account of which Borrower is delivering such Free Cash Flow); provided further, however, that notwithstanding the fact that a Borrower’s Certificate identifying Borrower’s failure to satisfy the Minimum Loan Constant is not due until forty-five (45) days after the end of a Fiscal Quarter, Borrower shall be obligated to deposit Free Cash Flow with Administrative Agent on account of the month immediately following the expiration of the Fiscal Quarter in which Borrower fails to satisfy the Minimum Loan Constant, provided, such deposit shall be required to be made by Borrower on the tenth (10th) day of the month immediately following the month during which the Borrower’s Certificate is delivered (or was required to be delivered). (By way of example, if Borrower fails to satisfy the Minimum Loan Constant for the quarter ending March 31, 2014, then Borrower shall deposit such portion of its Free Cash Flow from April and May, 2014 as it would be required to deposit in accordance with this Section 8.1 on June 10, 2014). Upon receipt thereof, Administrative Agent shall deposit such funds into an interest-bearing blocked account with Wells Fargo Bank in the name of Borrower (which account is hereby pledged as collateral for the Loan), from which Borrower shall be entitled to disbursements, subject to Section 8.2 below (the “Cash Flow Collateral Account”). The percentage of Free Cash Flow to be delivered to Administrative Agent by Borrower pursuant to the foregoing shall be determined as follows:

a.

If Net Operating Income from the Property yields a Loan Constant greater than or equal to eight and one-half percent (8.5%), but less than nine and one-half percent (9.5%), then Borrower shall be required to deliver two-thirds (2/3) of the Free Cash Flow from the Property to Administrative Agent until such time as the Net Operating Income from the Property yields a Loan Constant of ten percent (10%), as evidenced by a Borrower’s Certificate delivered in accordance with Section 10.1(c). Notwithstanding the foregoing, rather than delivering two-thirds (2/3) of the Free Cash Flow from the Property to Administrative Agent, Borrower may elect to repay (either from its own funds or by causing Administrative Agent to apply funds then on deposit in the Cash Flow Collateral Account, which Administrative Agent shall do at Borrower’s request so long as a Default does not then exist) such portion of the outstanding principal amount of the Loan as would cause Net Operating Income from the Property to yield a Loan Constant of ten percent (10%); provided, however, that if such repayment is made by Borrower in connection with Borrower’s delivery of a Borrower’s Certificate that would have triggered a Cash Flow Sweep Commencement Date (i.e., immediately prior to delivery of the then-current Borrower’s Certificate, a Cash Flow Sweep was not in effect), then Borrower shall be permitted to repay (either from its own funds or by causing Administrative Agent to apply funds then on deposit in the Cash Flow Collateral Account, which Administrative Agent shall do at Borrower’s request so long as a Default does not then exist) such portion of the outstanding principal amount of the Loan as would cause Net Operating Income from the Property to yield a Loan Constant of nine and one-half percent (9.5%) (instead of ten percent (10%)) in order to avoid the Cash Flow Sweep;

b.

If Net Operating Income from the Property yields a Loan Constant less than eight and one-half percent (8.5%), then Borrower shall be required to deliver one hundred percent (100%) of the Free Cash Flow from the Property to Administrative Agent until such time as the Net Operating Income from the Property yields a Loan Constant of ten percent (10%), as evidenced by a Borrower’s Certificate delivered in accordance with Section 10.1(c). Notwithstanding the foregoing, rather than delivering one hundred percent (100%) of the Free Cash Flow from the Property to Administrative Agent, Borrower may elect to repay (either from its own funds or by causing Administrative Agent to apply funds then on deposit in the Cash Flow Collateral Account, which Administrative Agent shall do at Borrower’s request so long as a Default does not then exist) such portion of the outstanding principal amount of the Loan as would cause Net Operating Income from the Property to yield a Loan Constant of either (i) nine and one-half percent (9.5%), in which case Borrower shall be required to deliver two-thirds (2/3) of the Free Cash Flow from the Property to Administrative Agent until such time as the Net Operating Income from the Property yields a Loan Constant of ten percent (10%) or (ii) ten percent (10%), in which case

Loan No. 1006987

Borrower shall not be required to deliver any Free Cash Flow from the Property to Administrative Agent.

8.2	Cash Flow Collateral Accounts. Provided no Default has occurred and is continuing, Borrower shall have the right to receive disbursements of funds from the Cash Flow Collateral Account as follows:

a.

At Borrower’s request, Administrative Agent shall disburse funds from the Cash Flow Collateral Account (within five (5) Business Days after Borrower’s request) at Borrower’s option to pay for the actual costs incurred by Borrower for tenant improvement costs, leasing commissions and pre-approved (by Administrative Agent) capital expenditures identified in the capital budgets delivered by Borrower to Administrative Agent pursuant to Section 10.1(d); provided, in no event shall Administrative Agent be required to disburse any amount for tenant improvement costs and/or leasing commissions in excess of the appraisal estimates for such costs on a dollars per square foot basis, as reflected in the most recent Appraisal of the Property.

b.

So long as a one hundred percent (100%) Cash Flow Sweep is not then in effect, Administrative Agent shall, at Borrower’s request, disburse funds from the Cash Flow Collateral Account (within five (5) Business Days after Borrower’s request) to or for the benefit of Borrower for the purpose of paying REIT Operating Expenses; provided, that the amount to be disbursed from the Cash Flow Collateral Account pursuant to this clause (b) during any Fiscal Quarter may not exceed $250,000 (except that it may not exceed $400,000 for the first Fiscal Quarter of each year), and the cumulative amount of all disbursements from the Cash Flow Collateral Account pursuant to this clause (b) may not exceed $650,000.

8.3

Disbursement of Funds in Cash Flow Collateral Accounts.  Provided a Default has not occurred which is continuing, within fifteen (15) days after Borrower’s request given at any time after Borrower delivers its second consecutive Borrower’s Certificate confirming that Net Operating Income from the Property is sufficient to yield a Loan Constant of not less than ten percent (10%), Administrative Agent shall disburse all funds in the Cash Flow Collateral Account to or for the benefit of Borrower.

7.11	Section 9.22 is hereby added to the Loan Agreement, as follows:

9.22         Swap Agreement.  If at any time prior to March 27, 2017, (a) the counterparty to the Closing Swap Agreement (or any replacement thereof) ceases to be an Acceptable Counterparty or (b) the Closing Swap Agreement (or any replacement thereof) is terminated, Borrower shall be required to enter into a substitute Swap Agreement with an Acceptable Counterparty which satisfies the definition of Closing Swap Agreement.

7.12	Section 10.1(c)(iii) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

(iii)

Each Borrower’s Certificate referenced in subsections (i) and (ii) above shall also (A) contain a certification by the individual who is the signatory thereto that Borrower is in compliance with all covenants contained herein, (B) shall provide a schedule of contingent liabilities of Borrower consisting of letters of credit and guaranties of debt, together with a listing of contingent liabilities arising from trade payables that have been outstanding for more than thirty (30) days and equipment leases, (C) shall state whether or not such contingent liabilities arising from trade payables outstanding for more than thirty (30) days and operating and equipment leases and exceed the amount permitted under Section 9.13, and (D) shall contain a calculation of the Loan Constant.

7.13	Schedule 1.1 attached to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 hereto.

7.14	Exhibit B-1 hereto supplements and amends Exhibit B attached to the Loan Agreement.

7.15	Exhibit G attached to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit G hereto.

Loan No. 1006987

7.16	Exhibit H attached to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit H hereto.

8.

INCORPORATION OF RECITALS; EFFECTIVE DATE. The foregoing recitals are incorporated herein as an agreement of Borrower, Administrative Agent and Lenders. The date of this Agreement is for reference purposes only. The effective date of Borrower’s and Lenders’ obligations under this Agreement is the date of disbursement of the Additional Advance.

9.

NON-IMPAIRMENT. Except as expressly provided herein nothing in this Agreement shall alter or affect any provision, condition or covenant contained in any Deed of Trust or any other Loan Document, or affect or impair any rights, powers, or remedies thereunder, it being the intent of the parties hereto that the provisions of each Deed of Trust and the other Loan Documents shall continue in full force and effect except as expressly modified hereby.

10.

MISCELLANEOUS. This Agreement and the other Loan Documents (excepting the Deed of Trust) shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Borrower, and the general partners and joint venturers of Borrower, hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

11.

INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents in any of the Loan Documents includes any amendments, renewals or extensions approved by Lender.

12.

EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.

LIMITATIONS ON PERSONAL LIABILITY. The limitations on personal liability of the shareholders, partners and members of the Borrowers contained in Section 13.27 of the Loan Agreement shall apply to this Agreement and are incorporated herein by this reference.

All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the day and year first above written.

“ADMINISTRATIVE AGENT” and “LENDER” WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bryan Stevens
Name	Bryan Stevens
Its:	Senior Vice President

“BORROWER” KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION III, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

[Signatures Continue on Next Page]

GUARANTOR’S CONSENT

The undersigned (“Guarantor”) consents to the foregoing Additional Advance and Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Limited Guaranty (“Guaranty”) dated March 27, 2012, so as to include the Additional Advance as a part of the “Loan”. Guarantor reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Guarantor agrees that each of the terms and provisions of the Guaranty are amended so as to include the guarantees and obligations of guarantor herein set forth, the terms and provisions of which are hereby incorporated herein in full as if set forth in this Consent.

Guarantor understands that the Lender’s exercise of a non-judicial foreclosure sale under the Deed of Trust may, by virtue of California Code of Civil Procedure Section 580d, result in the destruction of any subrogation, reimbursement or contribution rights which Guarantor may have against the Borrowers, or any of them. Guarantor further understands that such exercise by Lenders and the consequent destruction of subrogation, reimbursement or contribution rights would constitute a defense to the enforcement of the Guaranty by Lenders. With this explicit understanding, Guarantor nevertheless specifically waives any and all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor further specifically waives any and all rights and defenses that Guarantor may have because Borrower’ debt is secured by real property; this means, among other things, that: (1) Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lenders foreclose on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lenders may collect from Guarantor even if Lenders, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’ debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. This understanding and waiver is made in addition to and not in limitation of any of the existing terms and conditions of the Guaranty.

AGREED:

Dated as of: April 15, 2013

“GUARANTOR” KBS REIT PROPERTIES III, LLC, a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Loan No. 1006987

Exhibit B-1

The following documents are hereby added to the list of “Loan Documents” identified in Section 1 of Exhibit B attached to the Loan Agreement.

1.	Second Secured Promissory Note, dated April 15, 2013, executed by Borrower for the benefit of Wells Fargo Bank.

2.	Second Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated April 15, 2013, executed by Borrower in favor of Administrative Agent, for the benefit of Lenders.

3.	Memorandum of Additional Advance and Modification Agreement and Amendment of Deed of Trust, dated April 15, 2013, entered into by and between Borrower and Administrative Agent, for the benefit of Lenders.

Loan No. 1006987

Schedule 1.1 – Pro Rata Shares

Schedule 1.1 to LOAN AGREEMENT by and among KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of March 27, 2012.

Lender	Commitment	Pro Rata Share

WELLS FARGO BANK, NATIONAL ASSOCIATION	$75,000,000.00	100%

TOTALS	$75,000,000.00	100%

Loan No. 1006987

EXHIBIT G – Transfer Authorizer

Exhibit G to LOAN AGREEMENT by and among KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of March 27, 2012.

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds)

X NEW  ☐  REPLACE PREVIOUS DESIGNATION    ☐  ADD    ☐  CHANGE  ☐  DELETE LINE NUMBER                ☐   INITIAL LOAN DISBURSEMENT

The following representatives (“Authorized Representatives”) of KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company (“Borrower”), are authorized to request the disbursement of loan proceeds and initiate funds transfers for Loan Number 1006987 (“Loan”) in the principal amount of $75,000,000.00 (“Loan Amount”) evidenced by that certain Loan Agreement, dated March 27, 2012 (as heretofore or hereafter amended or modified from time to time, the “Agreement”), between Wells Fargo Bank, National Association (“Lender”), and Borrower. Lender is authorized to rely on this Transfer Authorizer Designation form until it has received a new Transfer Authorizer Designation form signed by Borrower, even in the event that any or all of the foregoing information may have changed. The maximum amount of the initial disbursement of any Loan proceeds (“Initial Loan Disbursement”) and the maximum amount of each subsequent disbursement of any Loan proceeds (each a “Subsequent Loan Disbursement”) are set forth below:

	Name	Title	Maximum Initial Loan Disbursement Amount[1]	Maximum Subsequent Loan Disbursement Amount[1]

1.

2.

3.

4.

5.

INITIAL LOAN DISBURSEMENT AUTHORIZATION

☐

Applicable for Wire Transfer. Lender is hereby authorized to accept wire transfer instructions for the Initial Loan Disbursement from                                  (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to Lender. Said instructions shall include the Borrower’s Name; Title/Escrow #                                 and/or Loan #1006987; the person/entity to receive the Initial Loan Disbursement (“Receiving Party”); the Receiving Party’s full account name; Receiving Party’s account number at the receiving bank (“Receiving Bank”); Receiving Bank’s (ABA) routing number; city and state of the Receiving Bank; and the amount of the Initial Loan Disbursement (not to exceed the Maximum Initial Loan Disbursement Amount set forth above).

☐

Applicable for Deposit into Deposit Account. Lender is hereby authorized to accept deposit instructions for the Initial Loan Disbursement from an Authorized Representative of Borrower to be delivered, via fax, email, or letter, to Lender for deposit into deposit account #                                  (“Deposit Account”) held at                                 . Said instructions shall include: the Borrower’s name; Title/Escrow #                                 and/or Loan #1006987; the Deposit Account name; the Deposit Account number; the ABA routing number of the bank where the Deposit Account is held; city and state of the bank where the Deposit Account is held; and the amount of the Initial Loan Disbursement (not to exceed the Maximum Initial Loan Disbursement Amount.)

Loan No. 1006987

SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION

☐	Not Applicable

☐

Applicable for Wire Transfer. Lender is hereby authorized to accept wire transfer instructions for the Subsequent Loan Disbursement from                                  (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to Lender. Said instructions shall include the Borrower’s Name; Title/Escrow #                                 and/or Loan #1006987; the person/entity to receive the Subsequent Loan Disbursement (“Receiving Party”); the Receiving Party’s full account name; Receiving Party’s account number at the receiving bank (“Receiving Bank”); Receiving Bank’s (ABA) routing number; city and state of the Receiving Bank; and the amount of the Subsequent Loan Disbursement (not to exceed the Maximum Subsequent Loan Disbursement Amount set forth above).

☐

Applicable for Deposit into Deposit Account. Lender is hereby authorized to accept deposit instructions for any Subsequent Loan Disbursement from an Authorized Representative of Borrower to be delivered, via fax, email, or letter, to Lender for deposit into deposit account #                                  (“Deposit Account”) held at                                 . Said instructions shall include: the Borrower’s name; Title/Escrow #                                 (if applicable) and/or Loan #1006987; the Deposit Account name; the Deposit Account number; the ABA routing number of the bank where the Deposit Account is held; city and state of the bank where the Deposit Account is held; and the amount of the Subsequent Loan Disbursement (not to exceed the Maximum Subsequent Loan Disbursement Amount).

Borrower acknowledges and agrees that the acceptance of and disbursement of funds by Lender in accordance with the title/escrow company or Authorized Representative instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents (as defined in the Loan Agreement). Lender shall not be further required to confirm said disbursement instructions received from title/escrow company or Authorized Representative with Borrower. This Transfer Authorizer Designation form is in effect until                                  after which time a new authorization request shall be required. Borrower shall instruct title/escrow company and/or Authorized Representative, via a separate letter, to deliver said disbursement instructions in writing, directly to Lender at its address set forth in that certain Section of the Loan Agreement entitled Notices. Borrower also hereby authorizes Lender to attach a copy of the written disbursement instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information

1. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Initial Loan Disbursement Amount):

Loan No. 1006987

Further Credit Information/Instructions:

2.  INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Initial Loan Disbursement Amount):
Further Credit Information/Instructions:

3.  SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Subsequent Loan Disbursement Amount nor an amount, in the aggregate with all prior disbursements, would exceed the Loan Amount):
Further Credit Information/Instructions:

4.  SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:

Loan No. 1006987

Title/Escrow Number:
Loan Number:
Transfer/Deposit Funds to (Receiving Party Account Name):
Receiving Party Deposit Account Number:
Receiving Bank Name, City and State:
Receiving Bank Routing (ABA) Number:
Disbursement Amount (Not to exceed the Maximum Subsequent Loan Disbursement Amount nor an amount, in the aggregate with all prior disbursements, would exceed the Loan Amount ):
Further Credit Information/Instructions:

[1]	Neither the Initial Disbursement Amount, nor the Initial Disbursement Amount together with any Subsequent Disbursement Amounts, shall ever exceed the Loan Amount.

[Signature Follows on Next Page]

Loan No. 1006987

Date: April     , 2013

“BORROWER”

KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, general partner

By:
Charles J. Schreiber, Jr.
Chief Executive Officer

Loan No. 1006987

Exhibit H - FORM OF BORROWER’S CERTIFICATE

    Exhibit H to LOAN AGREEMENT by and among KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of March 27, 2012.

$75,000,000 Credit Facility Covenant Calculations

XX/XX/XXXX

DOC. REF.	ACTUAL	REQUIRED	COMPLY	BACKUP

Sec. 9.13 Clauses (ii) and (v)

	$	<$		Sch. A

Loan Constant				Sch B

Certified By:
[ ]

Date: , 20

Loan No. 1006987

Borrower hereby certifies that it is                  OR is not                  in compliance with the covenant contained in Section 9.13 of the Loan Agreement.

Borrower hereby certifies that it is                  OR is not                  in compliance the Minimum Loan Constant requirement contained in Section 8.1.

Loan No. 1006987

Schedule A - Detail of Certain Indebtedness

	Amount	Comments
Operating and Equipment Lease Expense	$-

Other Trade Payables (other than non-delinquent real estate taxes)	$-

Total	$-

Schedule B - Detail of Loan Constant

	Amount	Comments
Net Operating Income	$-

Aggregate Commitment	$-

Loan Constant	-

Loan No. 1006987

“BORROWER”

KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer